Exhibit 99

News Release

Contact:	Stephen Allison
Gensym Corporation
781-265-7100

Gensym Corporation Announces Departure

of VP of Operations

Burlington, Mass. – July 27, 2006 – Gensym Corporation (OTC Bulletin Board: GNSM), a leading provider of rule engine software for mission-critical solutions, today announced the departure of its vice president of operations, Carl Schultz. Gensym has assigned the responsibilities of Mr. Schultz to other members of its management team.

About Gensym Corporation

Gensym Corporation (www.gensym.com) is a leading provider of rule engine software and services for mission-critical solutions that automate decisions in real time. Gensym’s flagship G2 software applies real-time rule technology for decisions that optimize operations and that detect, diagnose, and resolve costly problems. With G2, the world’s largest organizations in manufacturing, utilities, communications, transportation, aerospace, finance, and government maximize the agility of their businesses and achieve greater levels of performance. Gensym and its numerous partners deliver a range of services throughout the world, including training, software support, application consulting, and complete solutions.

Gensym and G2 are registered trademarks of Gensym Corporation.

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